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                                                                     Exhibit 1.1


                           RENTAL SERVICE CORPORATION
                        5,280,000 Shares Common Stock(1)


                             UNDERWRITING AGREEMENT
                                                                    May 29, 1997


William Blair & Company, L.L.C.
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

      Section 1. Introductory. Rental Service Corporation ("Company") a Delaware corporation, will have, as of the First Closing Date hereinafter defined, an authorized capital stock consisting of 500,000 shares of Preferred Stock, $.01 par value, of which no shares were outstanding as of May 29, 1997 and 20,000,000 shares, $.01 par value, of Common Stock ("Common Stock"), of which 11,571,777 shares were outstanding as of such date. The Company proposes to issue and sell 3,000,000 shares of its authorized but unissued Common Stock, and certain stockholders of the Company (collectively referred to as the "Selling Stockholders" and named in Schedule B) propose to sell 2,280,000 shares of the Company's issued and outstanding Common Stock to the underwriters named in Schedule A as it may be amended by the Pricing Agreement hereinafter defined ("Underwriters"), who are acting severally and not jointly. Collectively, such total of 5,280,000 shares of Common Stock proposed to be sold by the Company and the Selling Stockholders is hereinafter referred to as the "Firm Shares." In addition, certain Selling Stockholders propose to grant to the Underwriters an option to purchase up to 792,000 additional shares of Common Stock ("Option Shares") as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "Shares."

      You have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement hereinafter defined has been executed and delivered.

      Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Stockholders and the Underwriters shall enter into an agreement substantially in the form of Exhibit A hereto ("Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be

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(1) Plus an option to acquire up to 792,000 additional shares to cover over allotments.

governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

      The Company and each of the Selling Stockholders hereby confirm their agreements with the Underwriters as follows:

      Section 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters and the Selling Stockholders that:

            (a) A registration statement on Form S-1 (File No. 333-26753 ) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission ("Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" unless indicated to the contrary, all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. There have been or will promptly be delivered to you three signed copies of such registration statement and amendments, three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters in such amounts as you shall reasonably request.

                  Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the "Registration Statement," and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act ("Rule 434 Prospectus"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) ("Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus", as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act."

            (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and when the Registration Statement became


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      or becomes effective, and at all times subsequent thereto, up to the First
      Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of (x) any Underwriter expressly for use in the preparation thereof (it being understood and agreed by the parties hereto that the only written information furnished to the Company by or on behalf of the Underwriters is the written information described in Section 4 hereof) or
      (y) any Selling Stockholder expressly for use in the preparation thereof.

            (c) The Company and its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with corporate power and authority to own their properties and conduct their business as described in the Prospectus; the Company and each of its subsidiaries are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

            (d) Except as disclosed in the Registration Statement (including, but not limited to, contracts filed as exhibits to the Registration Statement), the Company owns directly or indirectly 100 percent of the issued and outstanding capital stock of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable.

            (e) The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus.

            (f) The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

            (g) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Company's charter or bylaws, each as amended to date, and will not result in the breach, or be in


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      contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or any order, rule or regulation applicable to the Company or any subsidiary of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound, except for any breach or contravention which, singly or in the aggregate, would not have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act, the Exchange Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly executed and delivered by the Company.

            (h) Ernst & Young LLP are independent accountants with respect to the Company and its subsidiaries as required by the 1933 Act.

            (i) The consolidated financial statements together with the related notes and schedules of the Company included in the Registration Statement present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information set forth in the Prospectus under "Selected Consolidated Financial Information and Operating Data" presents fairly on the basis stated in the Prospectus, the information set forth therein.

                  The unaudited pro forma consolidated financial statements and other unaudited pro forma information included in the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

            (j) (x) Neither the Company nor any of its subsidiaries is in violation of its respective charter or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and (y) to the Company's knowledge, there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, except in the case of clauses (x) and
      (y) for defaults, events of default and violations which neither singly nor in the aggregate are material to the Company and its subsidiaries taken as a whole.

            (k) There are no legal or governmental proceedings pending (including, without limitation, proceedings related to environmental or discrimination matters) or, to the Company's knowledge,


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      threatened to which the Company or any subsidiary is a party or of which property owned or leased by the Company or any subsidiary is the subject, or which are not disclosed in the Prospectus and which, if decided adversely to the Company or such subsidiaries, are reasonably expected to have a Material Adverse Effect or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

            (l) There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock except as disclosed in the Prospectus. Holders of registration rights who are not Selling Stockholders received proper notice from the Company with respect to such rights and have not exercised such rights with respect to the offering being made by the Prospectus.

            (m) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Registration Statement), subject to no lien (except liens for taxes not yet due and payable), mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Registration Statement (including, but not limited to, contracts filed as exhibits to the Registration Statement)) or which are not material to the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries hold their respective leased properties which are material to the Company and its subsidiaries taken as a whole under valid and binding leases.

            (n) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (o) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Registration Statement, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations nor any material adverse change in their capital stock, short-term debt or long-term debt.

            (p) The Company agrees not to sell, contract to sell or otherwise dispose of any Common Stock or securities convertible into Common Stock (except Common Stock issued pursuant to currently outstanding options, warrants or convertible securities) for a period of 90 days after the effective date of the Registration Statement without the prior written consent of William Blair & Company, L.L.C. Notwithstanding the foregoing, during such 90-day period the Company may (i) grant stock options and purchase rights to employees of the Company under the 1995 Plan, the 1996 Plan and the QSP Plan (each as defined in the Registration Statement),
      (ii) issue shares of common stock upon the conversion or exercise of options and warrants which are outstanding as of the date hereof and (iii) register shares of common stock underlying the QSP Plan and (iv) issue shares in connection with the Foxx and Central States acquisitions (each as defined in the Registration Statement).

            (q) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the 1933 Act.


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            (r) The Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights ("Trade Rights"), if any, which are material to the business of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and, to the knowledge of the Company, neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a Material Adverse Effect.

            (s) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

            (t) All sales of the Company's capital stock prior to the date hereof were either (1) made pursuant to a registration statement filed by the Company with the Commission under the 1933 Act or (2) at all relevant times exempt from the registration requirements of the 1933 Act and in cases (1) and (2) duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

            (u) The Company has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon other than those (i) currently payable without penalty or interest or (ii) the failure of which to pay would not have a Material Adverse Effect; and there is no tax deficiency that has been asserted against the Company or any of its properties or assets that would have a Material Adverse Effect.

            (v) A registration statement (pursuant to Section 12(b) of the Exchange Act) relating to the Common Stock has been declared effective by the Commission pursuant to the Exchange Act and the Common Stock is duly registered thereunder. The Shares have been listed on the New York Stock Exchange.

            (w) The Company is not an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended ("Investment Company Act").

            (x) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

      SECTION 3. Representations, Warranties and Covenants of the Selling
                 Stockholders.

            (a) Each Selling Stockholder severally, and not jointly, represents and warrants to, and agrees with, the Company and the Underwriters that:

                  (i) Such Selling Stockholder has, and on the First Closing
            Date or the Second Closing Date, as the case may be, will have, valid marketable title to the Shares proposed to be sold by such Selling Stockholder hereunder on such date and full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities,


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            claims and community property rights; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid marketable title thereto, free and clear of any voting trust arrangement, lien, encumbrance, equity, claim and community property right other than imposed upon or consented to in writing by an Underwriter.

                  (ii) The making and performance by such Selling Stockholder of this Agreement and the Pricing Agreement (A), if such Selling Stockholder is not an individual, have been duly authorized by all necessary action and (B), if such Selling Stockholder is not an individual, will not violate any provision of such Selling Stockholder's charter, bylaws, partnership agreement or trust agreement, as the case may be and (C) will not result in the breach, or be in contravention, of any provision of any trust agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or the property of such Selling Stockholder may be bound or affected, or any order, rule or regulation applicable to such Selling Stockholder of any court or regulatory body, administrative agency or other governmental body having jurisdiction over such Selling Stockholder or any of such Selling Stockholder's properties, or any order of any court or governmental agency or authority entered in any proceeding to which such Selling Stockholder was or is now a party or by which it is bound, and which would have a material adverse effect on such Selling Stockholder's ability to perform its obligations under this Agreement. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other government body is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the NASD. This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder.

                  (iii) Such Selling Stockholder has not taken and will not
            take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (iv) Such Selling Stockholder has executed and delivered a
            Power of Attorney ("Power of Attorney") among the Selling Stockholder, Martin R. Reid and Douglas A. Waugaman (the "Agents"), naming the Agents as such Selling Stockholder's attorneys-in-fact for the purpose of entering into and carrying out this Agreement and the Pricing Agreement on behalf of such Selling Stockholder, and the Power of Attorney has been duly executed by such Selling Stockholder and a copy thereof has been delivered to you.

                  (v) Such Selling Stockholder further represents, warrants and agrees that such Selling Stockholder has deposited in custody, under a Custody Agreement ("Custody Agreement") with Douglas A. Waugaman, as custodian ("Custodian"), certificates in negotiable form for the Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Stockholders, that the arrangements made for such custody, and the appointment of the Agents pursuant to the Power of Attorney, are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder and under the


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            Power of Attorney and the Custody Agreement shall not be terminated except as provided in this Agreement, the Power of Attorney or the Custody Agreement by any act of such Selling Stockholder, by operation of law, whether, in the case of an individual Selling Stockholder, by the death or incapacity of such Selling Stockholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up or other event affecting the legal life of such entity, or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. Each Agent has been authorized by such Selling Stockholder to execute and deliver this Agreement and the Pricing Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares to be sold by such Selling Stockholder against delivery thereof and otherwise act on behalf of such Selling Stockholder. The Custody Agreement has been duly executed by such Selling Stockholder and a copy thereof has been delivered to you.

                  (vi) Each preliminary prospectus, solely with respect to
            information provided in writing by such Selling Stockholder for inclusion therein as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and with respect to the Registration Statement at the time of effectiveness, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date, as the case may be, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, solely with respect to information provided in writing by such Selling Stockholder for inclusion therein, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the foregoing clause shall not have any effect if information has been given by such Selling Stockholder to the Company and the Underwriters in writing which would eliminate or remedy any such untrue statement or omission. It is agreed that the only information provided with respect to each Selling Stockholder is such information as set forth in the Prospectus under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Stockholder.

            (b) Each Selling Stockholder agrees with the Company and the Underwriters not to sell, contract to sell or otherwise dispose of any Common Stock for a period of 90 days after this Agreement becomes effective without the prior written consent of William Blair & Company, L.L.C.

      In order to document the Underwriter's compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or on the First Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).


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
      SECTION 4. Representations and Warranties of the Underwriters. The Underwriters represent and warrant to the Company and the Selling Stockholders that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) under "Underwriting" in the Prospectus and (c) on the inside front cover of the Prospectus with respect to the stabilization legend was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects. The Company and the Selling Stockholders hereby acknowledge and agree that the information described in this Section 4 was the only written information furnished to the Company by or on behalf of any Underwriter for use in the preparation of the Registration Statement and Prospectus.

      SECTION 5. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders, respectively, 3,000,000 Firm Shares from the Company and the respective number of Firm Shares set forth opposite the names of the Selling Stockholders in Schedule B hereto at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to 3,000,000 the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The obligation of each Underwriter to each Selling Stockholder shall be to purchase from such Selling Stockholder the number of full shares which (as nearly as practicable, as determined by you) bears to that number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule B hereto, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The initial public offering price and the purchase price shall be set forth in the Pricing Agreement.

      At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company, the Company and the Custodian will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by the Company and for the benefit of the Selling Stockholders, respectively, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company and the Custodian. Such time of delivery and payment is herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company and the Custodian prior to 10:00 A.M., Chicago Time, on the second business day preceding the First Closing Date, and will be made available at the Company's expense for checking and packaging by the Underwriters at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

      In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, certain of the Selling Stockholders designated on Schedule B to be offering Option Shares hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 792,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any over allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company and the Agents setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased from each such Selling Stockholder are set forth in Schedule B hereto. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Selling Stockholders pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 10:00 A.M., Chicago Time, on the business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

      SECTION 6. Covenants of the Company. The Company covenants and agrees that:

            (a) The Company will advise you and the Selling Stockholders promptly of its notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification to it of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you and the Selling Stockholders promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

            (b) The Company will give you and the Selling Stockholders notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you and the Selling Stockholders with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object on a timely basis.

            (c) If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule 434. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

            (d) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

            (e) Without the prior written consent of the Underwriters, neither the Company nor any of its subsidiaries will, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

            (f) Except for repurchase by the Company of its capital stock from employees whose employment may terminate, neither the Company nor any of its subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

            (g) The Company will make generally available to its security holders as soon as reasonably practicable, and in any event not later than 15 months after the effective date of the Registration Statement, a consolidated earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act and Rule 158.

            (h) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

            (i) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you reasonably designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares.

      The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

            (j) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus in all material respects.

            (k) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

            (l) The Company will comply with all applicable registration, filing and reporting requirements of the Exchange Act and the New York Stock Exchange.

      SECTION 7. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the Blue Sky Memorandum, (ii) all costs, fees and expenses (including reasonable legal fees not to exceed $18,000) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws and under the laws of certain Provinces of Canada, including the preparation of a blue sky memorandum relating to the Shares, the attainment of NASD clearance for offering of the Shares, and the payment of any NASD filing fee; and (iii) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters.

      The provisions of this Section shall not affect any agreement which the Company and the Selling Stockholders may make for the allocation or sharing of such expenses and costs.

      SECTION 8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements contained in the certificate of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

            (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Underwriters of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

            (b) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Underwriters.

            (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

            (d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the reasonable opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary in order to make the statements therein not misleading.

            (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any material adverse change, or any material adverse development involving a prospective material adverse change, in or affecting particularly the business or properties of the Company or its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which, in the reasonable judgment of the Underwriters, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

            (f) There shall have been furnished to the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

                  (i) An opinion of Latham & Watkins, counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                        (1) the Company has been duly incorporated and is
                  validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus; and, based solely on certificates from public officials, counsel shall confirm that the Company is qualified to do business in each state set forth in Schedule I to such opinion;

                        (2) an opinion to the same general effect as clause (1)
                  of this subparagraph (i) in respect of RSC Holdings Inc., RSC Acquisition Corp., Acme Dixie Inc., Acme Duval Inc. and Acme Rents, Inc., the direct and indirect Delaware and California subsidiaries of the Company (collectively, the "Identified Subsidiaries" and each an "Identified Subsidiary");

                        (3) the issued and outstanding shares of capital stock
                  of each Identified Subsidiary are as set forth in Schedule II to such opinion (the "Subsidiary Shares"). The Subsidiary Shares have been duly authorized, validly issued and are fully paid and nonassessable. Except as disclosed in the Registration Statement (including contracts filed as exhibits to the Registration Statement), the Company owns of record directly or indirectly all of the Subsidiary Shares and all of the outstanding shares of capital stock of each of Acme Alabama, Inc., The Air & Pump Company, Inc. and Walker Jones Equipment, Inc. (collectively with the Identified Subsidiaries, the "Subsidiaries"), and to the knowledge of such counsel, owns such stock of the Subsidiaries free and clear of any adverse claim (as defined in Section 8-302 of the Uniform Commercial Code);

                        (4) the authorized capital stock of the Company consists
                  of 20,000,000 shares of Common Stock and 500,000 shares of preferred stock, par value $0.01 per share, of which, based solely upon a review of a certificate of the transfer agent and registrar of the Company and upon issuance, delivery and payment by you and the other Underwriters for shares of Common Stock to be issued pursuant to and in accordance with the terms of the Underwriting Agreement and the Pricing Agreement, 11,571,777 shares of Common Stock are outstanding as of the date hereof (the "Capital Stock"); and such Capital Stock conforms as to legal matters in all material respects to the description thereof in the Prospectus under the caption "Description of Capital Stock";

                        (5) the Capital Stock (including the Shares), upon
                  issuance, delivery and payment by you and the other Underwriters for the Shares to be issued pursuant to and in accordance with the terms of the Underwriting Agreement and the Pricing Agreement, has been duly authorized and validly issued and is fully paid and nonassessable;

                        (6) the form of certificates for the Shares to be
                  delivered hereunder are in due and proper form under the Delaware General Corporation Law (the "DGCL");

                        (7) the Registration Statement has become effective
                  under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated by the Commission.

                        (8) the Registration Statement and the Prospectus comply
                  as to form in all material respects with the requirements for registration statements on Form S-1 under the 1933 Act; it being understood, however, that such counsel need express no opinion with respect to the financial statements, the notes thereto, and the related schedules and other financial, numerical, statistical or accounting data included in the Registration Statement or the Prospectus; and to such counsel's knowledge there are no leases, contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required. In passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel may assume that the statements made therein are correct and complete;

                        (9) the statements under the captions "Management -
                  Equity Participation Plans and - Employee Qualified Stock Purchase Plan," "Certain Relationships and Related Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of the terms of the Company's capital stock, legal matters or documents referred to therein, are accurate in all material respects;

                        (10) this Agreement and the Pricing Agreement have been
                  duly authorized, executed and delivered by the Company; and to such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any federal or Illinois or Delaware court or governmental agency or body is required for the consummation of the issuance and sale of the Shares by the Company pursuant to this Agreement and the Pricing Agreement, except such as have been obtained under the federal securities laws and such as may be required under state securities laws in connection with the purchase and distribution of such Shares by the Underwriters; and

                        (11) the execution of this Agreement and the issuance of
                  the Shares by the Company pursuant to this Agreement will not result in a breach of or a default under, any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument of the Company or any of its subsidiaries or by which the property of any of them is bound which is filed as an exhibit to the Registration Statement; or violate any of the provisions of the Company's Amended and Restated Certificate of Incorporation or Bylaws or the DGCL or any federal or Illinois statute, rule or regulation known to such counsel to be applicable to the Company (other than federal securities laws).

            In rendering such opinion, such counsel may state that they are relying upon the certificate of the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding. Such counsel may also rely upon the opinions of other competent counsel and, as to factual matters, on certificates of the Selling Stockholders and of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of said opinions or certificates are to be attached to the opinion unless said opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Underwriters in other form.

      In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (other than as expressly set forth above in paragraphs 4 and 9) and need not make any independent check or verification thereof, during the course of such participation (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), no facts have come to such counsel's attention that causes such counsel to believe either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, if applicable, as of its date and as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any belief with respect to the financial statements, the notes thereto and the related schedules and other financial, numerical, statistical or accounting data included in the Registration Statement or Prospectus.

      (ii) an opinion of counsel for each of the Selling Stockholders addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, to the effect that;

                        (1) this Agreement and the Pricing Agreement, if such
                  Selling Stockholder is not an individual, have been duly authorized, executed and delivered by or on behalf of each such Selling Stockholder, if such Selling Stockholder is not an individual, the Agents and the Custodian for each such Selling Stockholder have been duly and validly authorized to carry out all transactions contemplated herein on behalf of each such Selling Stockholder; and the performance of this Agreement and the Pricing Agreement and the consummation of the transactions herein contemplated by such Selling Stockholders will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which any of such Selling Stockholders is a party or by which any are bound or to which any of the property of such Selling Stockholders is subject, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over any of such Selling Stockholders or any of their properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the Pricing Agreement in connection with the sale of Shares to be sold by such Selling Stockholders hereunder, except such as have been obtained under the 1933 Act and such as may be required under applicable blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters and the clearance of such offering with the NASD;

                        (2) each Selling Stockholder has full right, power and
                  authority to enter into this Agreement and the Pricing Agreement and to sell, transfer and deliver the Shares to be sold on the First Closing Date or the Second Closing Date, as the case may be, by such Selling Stockholder hereunder and good and marketable title to such Shares so sold, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights whatsoever, has been transferred to the Underwriters (who counsel may assume to be bona fide purchasers) who have purchased such Shares hereunder.

            In addition, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and need not make any independent check or verification thereof, during the course of such participation (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), no facts have come to such counsel's attention that causes such counsel to believe either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) at the time it became effective, insofar as it relates to such Selling Stockholder, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, if applicable, as of its date and as of the First Closing Date or the Second Closing Date, as the case may be, insofar as it relates to such Selling Stockholder, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (iii) Such opinion or opinions of Sidley & Austin, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares to be sold by the Company, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

            (iv) A certificate of the Company executed on its behalf by the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                  (1) the representations and warranties of the Company set
            forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date; and

                  (2) to the best knowledge of the respective signers, the
            Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

      The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in said certificate.

            (v) A certificate of each Selling Stockholder dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the representations and warranties of such Selling Stockholder set forth in Section 3 of this Agreement are true and correct as of such date and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on the part of such Selling Stockholder to be performed or satisfied at or prior to such date.

            (vi) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Underwriters, from Ernst & Young LLP, independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule C. There shall not have been any material adverse change specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the reasonable judgment of the Underwriters to proceed with the public offering or purchase of the Shares as contemplated hereby.

            (vii) Such further certificates and documents as you may reasonably request.

      All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Sidley & Austin, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

      If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and the Selling Stockholders without liability on the part of any Underwriter or the Company or any Selling Stockholder, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

      SECTION 9. Reimbursement of Underwriters' Expenses. If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall apply.

      SECTION 10. Effectiveness of Registration Statement. You, the Company and the Selling Stockholders will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

      SECTION 11. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the written information furnished to the Company by or on behalf of any Underwriter, specifically for use therein; or
(ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to its other obligations under this Section 11(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses of one counsel incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

      Each Selling Stockholder severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), to the same extent as the foregoing indemnity to each Underwriter set forth in the immediately preceding paragraph, but only with reference to information provided in writing by such Selling Stockholder to the Company specifically for use in the preparation of the documents referred to in the preceding paragraph.

      Without limiting the full extent of the Company's agreement to indemnify each Underwriter, as herein provided, each Selling Stockholder shall be liable under the indemnity agreements contained in this Section 11(a) only for an amount not exceeding the proceeds received by such Selling Stockholder from the sale of Shares hereunder.

      (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each Selling Stockholder and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the

Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with Section 4 of this Agreement and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company and the Selling Stockholders on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and the Selling Stockholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

      (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one counsel, approved by the Underwriters in the case of paragraph (a) representing all Underwriters and related persons that are indemnified parties, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

      (d) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the

Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion in the case of the Company and the Selling Stockholders, as the total price paid to the Company and the Selling Stockholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Stockholders and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

      The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

      (e) The provisions of this Section shall survive any termination of this Agreement.

      Section 12. Default of Underwriters. It shall be a condition to the agreement and obligation of the Company and the Selling Stockholders to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Underwriters of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Underwriters may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Underwriters and the Company and the Selling Stockholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting

Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

      In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the nondefaulting Underwriters or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      SECTION 13. Effective Date. This Agreement shall become effective immediately as to Sections 7, 9, 11 and 14 and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company and the Selling Stockholders or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

      SECTION 14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

            (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company, or the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company, or the Selling Stockholders.

            (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be canceled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Underwriters, materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the reasonable opinion of the Underwriters makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or the Selling Stockholders or on the part of the Company to any Underwriter or the Selling Stockholders (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).

      SECTION 15. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

      SECTION 16. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Sidley & Austin, One First National Plaza, Chicago, Illinois, Attention: Larry Barden, Esq.; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: Elizabeth A. Blendell, Esq.; and if sent to the Selling Stockholders will be mailed, delivered or telegraphed and confirmed to the Agents and the Custodian at such address as they have previously furnished to the Company and the Underwriters, with a copy to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: Elizabeth A. Blendell, Esq.

      SECTION 17. Successors. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

      SECTION 18. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

      SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts, and all counterparts so executed shall constitute one agreement.

      SECTION 20. Applicable Law. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                                 * * * * * * * *

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters, all in accordance with its terms.

                                    Very truly yours,

                                    RENTAL SERVICE CORPORATION


                                    By: /s/ Douglas A. Waugaman
                                       -----------------------------------
                                            Senior Vice President



                                    BRENTWOOD RSC PARTNERS, L.P.

                                    By: Brentwood Buyout Partners, L.P.,
                                        its general partner


                                    /s/ William M. Barnum, Jr.
                                    --------------------------------------
                                    By: William M. Barnum, Jr.



                                    NASSAU CAPITAL PARTNERS L.P.

                                    By: Nausau Capital L.L.C.,
                                        its general partner


                                    /s/ John G. Quigley
                                    --------------------------------------
                                    By: John G. Quigley



                                    NAS PARTNERS I L.L.C.


                                    /s/ John G. Quigley
                                    --------------------------------------
                                    By: John G. Quigley



                                    UST PRIVATE EQUITY INVESTORS FUND INC.


                                    /s/ David I. Fann
                                    --------------------------------------
                                    By: David I. Fann

                                    GEORGE JOHNSON


                                    /s/ George Johnson
                                    --------------------------------------




The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.

William Blair & Company, L.L.C.
Morgan Stanley & Co. Incorporated
Donaldson Lufkin & Jenrette Securities Corporation

By: William Blair & Company, L.L.C.


By: /s/ Scott Patterson
   ----------------------------
    Principal

                                   SCHEDULE A


                                                                   Number of
                                                                  Firm Shares
Underwriter                                                     To Be Purchased
-----------                                                     ---------------

William Blair & Company, L.L.C. ................................    2,112,000
Morgan Stanley & Co. Incorporated ..............................    2,112,000
Donaldson Lufkin & Jenrette Securities Corporation .............    1,056,000
                                                                    ---------

      Total                                                         5,280,000
                                                                    =========

                                   SCHEDULE B


                                                      Number of      Number of
                                                     Firm Shares   Option Shares
                                                      to be Sold     to be Sold
                                                      ----------     ----------

Company                                                3,000,000             0

Brentwood RSC Partners, L.P.                           1,851,158       644,612

Nassau Capital Partners L.P.                             350,825       122,164

NAS Partners I L.L.C                                       1,897           661

UST Private Equity Investors Fund Inc.                    70,540        24,563

George Johnson                                             5,580             0


            Total                                      5,280,000       792,000
                                                       =========     =========

                                   SCHEDULE C


                       Comfort Letter of Ernst & Young LLP



      (1) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act.

      (2) In their opinion the consolidated financial statements and schedules of the Company and its subsidiaries included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

      (3) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to December 31, 1996, a reading of minutes of meetings of the stockholders and directors of the Company and its subsidiaries since December 31, 1996, a reading of the latest available interim unaudited consolidated financial statements of the Company and its subsidiaries (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (ii) the unaudited pro forma financial statements included in the Registration Statement do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements and (iii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company and its subsidiaries on a consolidated basis or any decrease in consolidated total assets or consolidated stockholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in equipment rentals or sales of parts, supplies and equipment, consolidated operating income or in the total or per share amounts of consolidated net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

      (4) They have carried out specified procedures, which have been agreed to by the Underwriters, with respect to certain information in the Prospectus specified by the Underwriters, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and its subsidiaries.

                                                                       EXHIBIT A


                           RENTAL SERVICE CORPORATION

                        5,280,000 Shares Common Stock(2)


                              PRICING AGREEMENT



May 29, 1997



William Blair & Company, L.L.C.
Morgan Stanley & Co. Incorporated
Donaldson Lufkin & Jenrette Securities Corporation
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606

Ladies and Gentlemen:

      Reference is made to the Underwriting Agreement dated May 29, 1997 (the "Underwriting Agreement") relating to the sale by the Company and the Selling Stockholders and the purchase by William Blair & Company, L.L.C., Morgan Stanley & Co. Incorporated and Donaldson Lufkin & Jenrette Securities Corporation, as Underwriters, of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

      Pursuant to Section 5 of the Underwriting Agreement, the Company and each of the Selling Stockholders agree with the Underwriters as follows:

      1. The public offering price per share for the Shares shall be $19.875.

      2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $18.881, being an amount equal to the initial public offering price set forth above less $0.994 per share.

----------
(2) Plus an option to acquire up to 792,000 additional shares to cover over allotments

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters, all in accordance with its terms.

                                    Very truly yours,

                                    RENTAL SERVICE CORPORATION

                                    By: /s/ Douglas A. Waugaman
                                       -----------------------------------
                                        Senior Vice President




                                    BRENTWOOD RSC PARTNERS, L.P.

                                    By: Brentwood Buyout Partners, L.P.,
                                        its general partner

                                    /s/ William M. Barnum, Jr.
                                    --------------------------------------
                                    By: William M. Barnum, Jr.




                                    NASSAU CAPITAL PARTNERS L.P.

                                    By: Nausau Capital L.L.C.,
                                        its general partner

                                    /s/ John G. Quigley
                                    --------------------------------------
                                    By: John G. Quigley




                                    NAS PARTNERS I L.L.C.

                                    /s/ John G. Quigley
                                    --------------------------------------
                                    By: John G. Quigley




                                    UST PRIVATE EQUITY INVESTORS FUND INC.

                                    /s/ David I. Fann
                                    --------------------------------------
                                    By: David I. Fann

                                    GEORGE JOHNSON


                                    /s/ George Johnson
                                    --------------------------------------




The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

William Blair & Company, L.L.C.
Morgan Stanley & Co. Incorporated
Donaldson Lufkin & Jenrette Securities Corporation


By William Blair & Company, L.L.C.


By: /s/ Scott Patterson
   --------------------------------------
    Principal